February 29, 2012


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:



RE: Former Auditors Agree with Registrant's
Disclosures

We have read the SEC Notification dated February 29,
2012, of Nuveen Investment Funds, Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
See Appendix A for listing of impacted funds.
























Appendix A
Nuveen Investment Funds Inc
Nuveen California Tax Free
Nuveen Intermediate Tax Free
Nuveen Short Tax Free
Nuveen Colorado Tax Free
Nuveen Minnesota Intermediate Tax Free
Nuveen Minnesota Tax Free
Nuveen Missouri Tax Free
Nuveen Nebraska Tax Free
Nuveen Ohio Tax Free
Nuveen Tax Free
Nuveen Oregon Intermediate Nuveen Tax Free
Nuveen Core Bond Fund
Nuveen High Income Bond
Nuveen Inflation Protected Securities
Nuveen Intermediate Government Bond
Nuveen Intermediate Term Bond
Nuveen Short Term Bond
Nuveen Total Return Bond
Nuveen Equity Income
Nuveen Global Infrastructure
Nuveen International
Nuveen International Select
Nuveen Large Cap Growth Opportunities
Nuveen Large Cap Select
Nuveen Large Cap Value
Nuveen Mid Cap Growth Opportunities
Nuveen Mid Cap Select Fund
Nuveen Mid Cap Value
Nuveen Quantitative Enhanced Core Equity Fund
Nuveen Real Estate Securities
Nuveen Small Cap Growth Opportunities
Nuveen Small Cap Select
Nuveen Small Cap Value
Nuveen Tactical Market Opportunities
Nuveen Equity Index
Nuveen Mid Cap Index
Nuveen Small Cap Index